Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form SB-2 (Nos. 333-127938, 333-130577 and
333-136457) of MicroMed Cardiovascular, Inc. and in the related Prospectuses of our report dated March 15, 2006 with respect to the consolidated financial statements of MicroMed Cardiovascular, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Houston, Texas

March 14, 2007